SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2015

NATIONAL COMMERCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36878	20-8627710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

813 Shades Creek Parkway, Suite 100

Birmingham, Alabama 35209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (205) 313-8100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 16, 2015, National Commerce Corporation (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). Summarized below are descriptions of the matters voted on at the Annual Meeting and the final results of such voting:

Proposal 1 – Election of Directors. The stockholders elected each of the director nominees to serve as directors until the Company’s 2016 annual meeting of stockholders and until their successors have been elected and qualified. Each of the director nominees was a current director of the Company who was re-elected. The voting for each of the directors at the Annual Meeting was as follows:

Name	Votes For	Withhold Authority	Broker Non-Votes
Bobby A. Bradley	6,027,847	5,779	322,980
R. Holman Head	6,027,747	5,879	322,980
John H. Holcomb, III	5,862,302	171,324	322,980
Jerry D. Kimbrough	6,027,747	5,879	322,980
William E. Matthews, V	6,027,747	5,879	322,980
C. Phillip McWane	6,027,597	6,029	322,980
Richard Murray, IV	6,027,697	5,929	322,980
G. Ruffner Page, Jr.	6,027,847	5,779	322,980
W. Stancil Starnes	6,027,847	5,779	322,980
Temple W. Tutwiler, III	6,025,997	7,629	322,980
Russell H. Vandevelde, IV	6,027,847	5,779	322,980
Donald F. Wright	6,027,747	5,879	322,980

Proposal 2 – Ratification of Appointment of Independent Registered Public Accountants. The stockholders ratified the appointment of Porter Keadle Moore, LLC as the Company’s independent registered public accountants for the year ending December 31, 2015. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions
6,354,250	693	1,663

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NATIONAL COMMERCE CORPORATION

June 19, 2015	/s/ John H. Holcomb, III
John H. Holcomb, III
Chairman and Chief Executive Officer